UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RELIANT HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	47-2200506
(State of Incorporation)	(I.R.S. Employer Identification No.)

12343 Hymeadow Drive, Suite 3-A, Austin, Texas	78750
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-214274 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, PAR VALUE $0.001 PER SHARE

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock of the Registrant is set forth under the caption “Description of Capital Stock” – “Common Stock”, in the Registrant’s Registration Statement on Form S-1 (File No. 333-214274) as filed with the Securities and Exchange Commission on October 27, 2016, and including any form of prospectus therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is herein incorporated by reference.

Item 2. Exhibits

Exhibit No.	Description
3.1	Articles of Incorporation as amended and restated*
3.2	Amended and Restated Bylaws*

________________

* As filed in the Registrant’s Registration Statement on Form S-1 (File No. 333-214274) on October 27, 2016.

SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Reliant Holdings, Inc. (Registrant)

Date: December 14, 2018	By:	/s/ Elijah May
Elijah May
Chief Executive Officer, President and Director (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)